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                                                                    EXHIBIT 23.1
                                                                    ------------

                              RASTER GRAPHICS, INC.

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-13165) pertaining to the 1988 Stock Option Plan, 1996 Stock Plan, 1996 Employee Stock Purchase Plan and 1996 Directors' Stock Option Plan of Raster Graphics, Inc. of our report dated January 24, 1997 (except for Note 13, as to which the date is March 8, 1997) with respect to the consolidated financial statements of Raster Graphics, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


         Our audits also included the financial statement schedule of Raster Graphics, Inc., listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                              /s/ Ernst & Young LLP



San Jose, California
March 28, 1997